Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

GIGCAPITAL7 CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Other	Units, each consisting of one Class A ordinary share and three quarters of one redeemable warrant to acquire one Class A ordinary share(2)	Other	28,750,000	$10.00	$287,500,000.00	$0.00014760	$42,435.00

Fees to Be Paid	Equity	Class A ordinary shares included as part of the units(3)	Other	28,750,000	—	—	—	— (4)

Fees to Be Paid	Other	Redeemable warrants, included as part of the units(3)	Other	21,562,500	—	—	—	— (4)

	Total Offering Amounts						$287,500,000.00	$42,435.00

	Total Fees Previously Paid							$

	Total Fee Offsets							$

	Net Fee Due							$42,435.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)	Includes up to 3,750,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources